SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: October 5, 2001
(Date of earliest event reported)

drkoop.com, Inc.
(exact name of registrant as specified in its charter)

Delaware	000-26275	95-4697615
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer Identification No.)
of incorporation or
organization)

225 Arizona Avenue, Suite 250
Santa Monica, CA 90401
(Address of Principal executive offices, including zip code)

(310) 395-5700
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.
SIGNATURES

ITEM 5. OTHER EVENTS.

     Harold Blue has joined the Board of Directors of drkoop.com., Inc. (the “Company”). Mr. Blue currently serves as Chief Operating Officer, director and partner of Commonwealth Associates, L.P., a venture oriented technology merchant bank. Prior to joining Commonwealth Associates, Mr. Blue served as Chairman and Chief Executive Officer of ProxyMed, Inc. (Nasdaq: PILL), a healthcare information systems company. In addition to being a director of the Company, Mr. Blue serves on the Board of Directors of ProxyMed, Inc., Healthwatch Inc., MonsterDaata Inc., Notify Corporation, Intraware, Inc., Omnicom Corporation, EB2B Commerce, Inc., Upstate Systems Tec, Inc. and Commonwealth Associates. In addition, Edwin M. Cooperman and Scott J. Hyten have resigned from the Company’s Board of Directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

drkoop.com, Inc.

Date: October 9, 2001	By	/s/ Richard M. Rosenblatt
Name: Richard M. Rosenblatt Title: Chief Executive Officer

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